Luby’s, Inc.
13111 Northwest Freeway
Suite 600
Houston, Texas 77040
713-329-6800
www.lubys.com
December 12, 2005

Dear Shareholders:

On behalf of our Board of Directors, we are pleased to invite you to attend the 2006 Annual Meeting of Shareholders of Luby's, Inc. to be held on Thursday, January 19, 2006, at 9:00 a.m., Central time, at the Crowne Plaza Hotel, 12801 Northwest Freeway, Houston, Texas 77040. All record holders of Luby's outstanding common shares at the close of business on December 1, 2005, are eligible to vote on matters brought before this meeting.

At this year's meeting, you will have an opportunity to vote on several important matters, including new terms proposed for three incumbent directors, approval of amendment and restatement of Luby's Incentive Stock Plan, ratification of the appointment of Ernst & Young LLP as independent auditor for fiscal 2006, a non-binding shareholder proposal and such other matters as may properly come before the meeting. The following meeting notice and proxy statement provide information you need about the election of directors, as well as information regarding other matters to be voted on at the meeting. There will be time allocated to address questions from the shareholders in attendance.

Please review the following proxy statement carefully. Your vote is important, so be sure to vote your shares as soon as possible. Please review the enclosed proxy for specific voting instructions.

Thank you for your loyalty and support.

Sincerely,	Sincerely,

/s/ GASPER MIR, III	/s/ CHRISTOPHER J. PAPPAS
Gasper Mir, III	Christopher J. Pappas
Chairman of the Board	President and CEO

LUBY'S, INC.
13111 Northwest Freeway, Suite 600
Houston, Texas 77040

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
JANUARY 19, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Luby's, Inc., a Delaware corporation, will be held at the Crowne Plaza Hotel, 12801 Northwest Freeway, Houston, Texas 77040, on Thursday, January 19, 2006, at 9:00 a.m., Central time, for the following purposes:

(1) To elect three directors to serve until the 2009 Annual Meeting of Shareholders;

(2) To ratify the appointment of Ernst & Young LLP as independent auditor for the 2006 fiscal year;

(3) To approve the amendment and restatement of the Luby’s Incentive Stock Plan;

(4) To act upon one non-binding shareholder proposal to declassify the board of directors; and

(5) To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has determined that shareholders of record at the close of business on December 1, 2005, will be entitled to vote at the meeting.

A complete list of shareholders entitled to vote at the meeting will be on file at Luby's corporate office at 13111 Northwest Freeway, Suite 600, Houston, Texas, for a period of ten days prior to the meeting. During such time, the list will be open to the examination of any shareholder during ordinary business hours for any purpose germane to the meeting.

Shareholders who do not expect to attend the meeting in person are urged to review the enclosed proxy for specific voting instructions and to choose the method they prefer for casting their votes.

By Order of the Board of Directors,

Peter Tropoli
Senior Vice President and General Counsel

Dated: December 12, 2005

LUBY'S, INC.
13111 Northwest Freeway, Suite 600
Houston, Texas 77040

PROXY STATEMENT

_______________

This Proxy Statement and the accompanying proxy are being provided to shareholders in connection with the solicitation of proxies by the Board of Directors of Luby's, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, January 19, 2006, or at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about December 12, 2005.

VOTING PROCEDURES

Your Vote is Very Important

Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

Shares Outstanding, Voting Rights, and Quorum

Only holders of record of common stock of the Company at the close of business on December 1, 2005, will be entitled to vote at the meeting or at adjournments or postponements thereof. There were 26,000,055 shares of common stock outstanding on the record date, exclusive of 1,676,403 treasury shares. Each share of common stock outstanding is entitled to one vote. The presence in person or by proxy of the holders of a majority of the shares of common stock outstanding will constitute a quorum at the meeting.

Methods of Voting

•Shares Held in Shareholder's Name. If your shares are held in your name, you may vote by mail, via the Internet, or by telephone. You may also vote in person by attending the meeting.

•Shares Held in "Street Name" Through a Bank or Broker. If your shares are held through a bank or broker, you can vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your bank or broker how to vote. Your bank or broker cannot vote your shares without instructions from you. You will not be able to vote in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

If your proxy card is signed and returned without specifying choices, the shares represented will be voted as recommended by the Board of Directors (the "Board") of the Company.

Revoking Your Proxy

•Shares Held in Shareholder's Name. If your shares are held in your name, whether you vote by mail, the Internet, or by telephone, you may later revoke your proxy by delivering a written statement to that effect to the Secretary of the Company prior to the date of the Annual Meeting, by a later-dated electronic vote via the Internet, by telephone, by submitting a properly signed proxy with a later date, or by voting in person at the Annual Meeting.

•Shares Held in "Street Name" Through a Bank or Broker. If you hold your shares through a bank or broker, the methods available to you to revoke your proxy are determined by your bank or broker, so please see the instructions provided by your bank or broker.

Vote Required

A plurality of the votes cast at the Annual Meeting is required for the election of a director nominee. "Plurality" means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. Approval of the appointment of auditors requires the affirmative vote of a majority of the shares present or represented at the meeting. Approval of the non-binding shareholder proposal described in the following paragraphs and on page 23 requires the affirmative vote of a majority of the shares present or represented by proxy at the meeting. If the non-binding shareholder proposal receives approval at the Annual Meeting and the Board decides to submit the proposed amendment to a vote at a subsequent meeting of shareholders, an affirmative vote of at least 80% of the outstanding shares of common stock at such subsequent meeting is required to amend that portion of the Company's certificate of incorporation providing for a classified board. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the meeting. However, abstentions and broker nonvotes will not be included in determining the number of votes cast on any matter.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the amendment and restatement of Luby's Incentive Stock Plan, and "FOR" the appointment of Ernst & Young LLP as independent auditor for the 2006 fiscal year. The Board unanimously recommends that you vote your shares "AGAINST" the non-binding shareholder proposal sponsored by the Harold J. Mathis, Jr. Family Limited Partnership and Harold J. Mathis, Jr. relating to the manner of election of directors of the Company.

Other Business

The Board knows of no other matters that may be presented for shareholder action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

Confidential Voting Policy

It is the Company's policy that any proxy, ballot, or other voting material that identifies the particular vote of a shareholder and contains the shareholder's request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. The Company may be informed whether or not a particular shareholder has voted and will have access to any comment written on a proxy, ballot, or other material and to the identity of the commenting shareholder. Under the policy, the inspectors of election at any shareholder meeting will be independent parties unaffiliated with the Company.

ELECTION OF DIRECTORS (Item 1)

The shareholders elect approximately one-third of the members of the Board of Directors annually. The Board is divided into three classes, as nearly equal in number as possible, with the members of each class serving three-year terms. Currently, the Board is comprised of ten members, three whose terms expire at the 2006 Annual Meeting, three whose terms expire at the 2007 annual meeting of shareholders, and four whose terms expire at the 2008 annual meeting of shareholders.

The terms of J.S.B. Jenkins, Joe C. McKinney and Harris J. Pappas will expire at the 2006 Annual Meeting of shareholders. The Board nominates J.S.B. Jenkins, Joe C. McKinney and Harris J. Pappas for election as directors to serve until the 2009 annual meeting of shareholders or until their successors are elected and qualified. The Board recommends a vote "FOR" all such nominees.

The Board has nominated Harris J. Pappas to serve until the 2009 annual meeting of shareholders. His brother, Christopher J. Pappas, is currently serving until the 2007 annual meeting of shareholders, and, as with all directors, each of them would serve until his or her successor is duly elected and qualified. Pursuant to the terms of the First Amendment to Purchase Agreement dated June 7, 2004, among the Company, Christopher J. Pappas and Harris J. Pappas, the Company agreed that Messrs. Pappas would have the right to nominate a number of directors for election to the Board which, if such nominees are elected, would result in Messrs. Pappas having nominated three of the then serving directors of the Company. Messrs. Pappas are entitled to exercise this right for so long as they are both executive officers of the Company. Messrs. Pappas designated themselves and Frank Markantonis as their nominees for director. The Board recommends a vote "FOR" Harris J. Pappas.

All such nominees named above have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board.

The following information is furnished with respect to each of the nominees and for each of the directors whose terms will continue after the Annual Meeting. Such information includes all positions with the Company and principal occupations during the last five years.

Nominees for Election to Terms Expiring in 2009

J.S.B. JENKINS is President, Chief Executive Officer, and a Director of Tandy Brands Accessories, Inc. (since November 1990). Previously, he served in several executive capacities within that company, including President of Tex Tan Welhausen Co., a division of Tandy Brands, Inc. He has also served as the Executive Vice President of the Bombay Company, Inc. Mr. Jenkins is 62 years of age and has served on the Board of Directors of Luby’s, Inc. since January of 2003. He is Chairman of the Executive Compensation Committee; Vice-Chairman of the Finance and Audit Committee; a member of the Nominating and Corporate Governance Committee; and a member of the Executive Committee. He also currently serves on the Boards of Directors for Hardware Resources and for the Southwest (Northern) Advisory Board of Liberty Mutual Insurance Company. He is a member of the Texas A&M University College of Business Administration/Graduate School of Business Development Council, the Texas A&M University President's Council, the Advisory Board of Directors for the Texas A&M University 12th Man Foundation, and the Board of Directors for the Cotton Bowl Athletic Association.

JOE C. McKINNEY is Vice-Chairman of Broadway National Bank (since October 1, 2002). He formerly served as Chairman of the Board and Chief Executive Officer of JPMorgan Chase Bank-San Antonio (commercial banking) until his retirement on March 31, 2002. He is 59 years of age and has been a director of the Company since January of 2003 and serves as Chairman of the Finance and Audit Committee, as a member of the Nominating and Corporate Governance Committee, and member of the Executive Committee. He is a director of Broadway National Bank; Broadway Bancshares, Inc.; Columbia Industries; USAA Real Estate Company; Tampa Equities REIT I (USAA); Houston REIT (USAA); U.S. Industrial REIT I (USAA); and Cobalt Industrial REIT (USAA). He was a director of Prodigy Communications Corporation and served on its Special Shareholder Committee and the Audit and Compensation Committee. He served from January 2001 to November 2001 when the company was sold to SBC Communications, Inc.

HARRIS J. PAPPAS is Chief Operating Officer of the Company (since March 7, 2001). He is also President of Pappas Restaurants, Inc. (since 1980). He is 61 years of age and has been a director of the Company since March of 2001. He is a member of the Executive Committee and the Personnel and Administrative Policy Committee. He is a director of Oceaneering International, Inc.; Memorial Hermann Affiliated Services, Inc.; and the YMCA of Greater Houston. He is also an advisory trustee of Schreiner's College and an advisory board member of Frost National Bank-Houston.

Incumbents Whose Terms Expire in 2008

JUDITH B. CRAVEN is President of JAE & Associates LLC (since June 2002). She was President of United Way of the Texas Gulf Coast from 1992 to 1998. She is 60 years of age and has been a director of the Company since January of 1998. She is Vice Chair of the Board of Directors, Chair of the Personnel and Administrative Policy Committee, Vice-Chair of the Executive Compensation Committee and the Executive Committee, and a member of the Nominating and Corporate Governance Committee. She is also a director of Belo Corporation; Sysco Corporation; Sun America Fund; and Valic Corp. She serves on the Board of Regents of the University of Texas at Austin. Previously she served as a director of Compaq Computer Corp.

ARTHUR R. EMERSON is Chairman/CEO of GRE Creative Communications, an advertising and public relations firm (since June 2000). Prior to such he was Vice President and General Manager of the Texas stations of the Telemundo television network. He is 60 years of age and has been a director of the Company since January of 1998. He is a member of the Finance and Audit Committee. Mr. Emerson is also a director of USAA Federal Savings Bank, Chairman of its Credit Committee, and former Chairman of its Trust Committee.

FRANK MARKANTONIS is an attorney licensed to practice in Texas since 1973. He is 57 years of age and has been a director of the Company since January of 2002. He is a member of the Personnel and Administrative Policy Committee. Mr. Markantonis has worked extensively in the real estate and corporate areas for over 30 years. He is a member of the State Bar of Texas and the District of Columbia Bar. His principal client is Pappas Restaurants, Inc.

GASPER MIR, III is currently serving as Executive General Manager of Strategic Partnerships for the Houston Independent School District. Mr. Mir is a principal owner and founder of the public accounting and professional services firm Mir•Fox & Rodriguez, P.C. (since 1988). He is currently on a leave of absence from the accounting firm. He is 59 years of age and has been a director of the Company since January of 2002. He is Chairman of the Board of Directors, Chairman of the Executive Committee and the Nominating and Corporate Governance Committee, and a member of the Finance and Audit Committee. Mr. Mir is also a director of the Memorial Hermann Hospital System; the Sam Houston Council of Boy Scouts; the Advisory Board of the University of Houston-Downtown School of Business; and the Houston Region Board of Directors of JPMorgan Chase Bank of Texas.

Incumbent Directors Whose Terms Expire in 2007

JILL GRIFFIN is a business consultant, best-selling business book author and international speaker. She is a principal of the Griffin Group, founded by her in 1988, which specializes in customer loyalty research, customer relationship program development, and management training. She is 51 years of age and has been a director of the Company since January of 2003. She is Vice-Chair of the Personnel and Administrative Policy Committee and a member of the Executive Compensation Committee. Previously, she served as senior brand manager for RJR/Nabisco's largest brand. She then joined AmeriSuites Hotels where she served as national director of sales and marketing. She has also served on the marketing faculty at the University of Texas at Austin.

CHRISTOPHER J. PAPPAS is President and Chief Executive Officer of the Company (since March 7, 2001). He also has been Chief Executive Officer of Pappas Restaurants, Inc. (since 1980). He is 58 years of age and has been a director of the Company since March of 2001. He is also a director of Amegy Bank N.A. (formerly Southwest Bank of Texas N.A.), and previously served on its advisory board; the National Restaurant Association; the University of Houston Conrad Hilton School of Hotel and Restaurant Management Dean's Advisory Board; the Greater Houston Partnership Board; and the Sam Houston Council of Boy Scouts of America Board. He is a member of the Executive Committee.

JIM W. WOLIVER is a retired former officer of the Company. He was Senior Vice President-Operations from 1995 to 1997 and Vice President-Operations from 1984 to 1995. He is 68 years of age and has been a director of the Company since January of 2001. He is a member of the Personnel and Administrative Policy Committee and the Executive Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

The following table sets forth information concerning the beneficial ownership of the Company's common stock, as of December 1, 2005, for (a) each director currently serving on the Company's Board, (b) each nominee for election as a director at the 2006 Annual Meeting, (c) each of the officers named in the Summary Compensation Table not listed as a director, and (d) all directors and executive officers as a group. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or transfer and shares that the director or executive officer has the right to acquire within 60 days after December 1, 2005.
Name(1)	Shares Beneficially Owned	Percent of Common Stock
Judith B. Craven (2)	32,356	*
Arthur R. Emerson (3)	34,450	*
Jill Griffin (4)	10,022	*
J.S.B. Jenkins (5)	10,324	*
Frank Markantonis (6)	16,000	*
Joe C. McKinney (7)	10,628	*
Gasper Mir, III (8)	13,751	*
Christopher J. Pappas (9)	3,404,803	12.55%
Harris J. Pappas (10)	3,404,803	12.55%
Ernest Pekmezaris (11)	28,010	*
Peter Tropoli (12)	25,000	*
Jim W. Woliver (13)	34,323	*
All directors and executive officers of the Company, as a group (14 persons) (14)	7,107,202	24.95%

__________

* Represents beneficial ownership of less than one percent of the shares of the Company's common stock issued and outstanding on December 1, 2005.

(1) Except as indicated in these notes and subject to applicable community property laws, each person named in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares. Shares of phantom stock held by a nonemployee director convert into an equivalent number of shares of the Company's common stock when the nonemployee director ceases to be a director of the Company on account of resignation, retirement, death, disability, removal, or any other circumstance. The shares of common stock payable upon conversion of the phantom stock are included in this table because it is possible for the holder to acquire the common stock within 60 days if his or her directorship terminated. Under the Company’s Nonemployee Director Stock Option Plan, restricted stock awards may become unrestricted when a nonemployee director ceases to be a director of the Company for any reason. The shares of restricted common stock awarded to directors are included in this table because it is possible for the holder to acquire unrestricted common stock within 60 days if his or her directorship terminates.

(2) The shares shown for Ms. Craven include 1,500 shares held for her benefit in a custodial account, 19,388 shares which she has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 11,468 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

(3) The shares shown for Mr. Emerson include 3,237 shares held jointly with his wife in a custodial account, 19,388 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 11,825 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

(4) The shares shown for Ms. Griffin include 10,022 shares which she has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan.

(5) The shares shown for Mr. Jenkins include 10,324 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan.

(6) The shares shown for Mr. Markantonis include 100 shares held for his benefit in a custodial account, 12,022 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 3,878 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

(7) The shares shown for Mr. McKinney include 10,628 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan.

(8) The shares shown for Mr. Mir include 11,299 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 2,452 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

(9) The shares shown for Christopher J. Pappas include 671,900 shares held for his benefit in a custodial account, 1,120,000 shares which he has the right to acquire within 60 days pursuant to stock options granted in connection with his employment by the Company in 2001, and 1,612,903 shares arising from his conversion of subordinated debt to equity on August 31, 2005. (See "Certain Relationships & Related Transactions" beginning on page 15).

(10) The shares shown for Harris J. Pappas include 671,900 shares held for his benefit in a custodial account, 1,120,000 shares which he has the right to acquire within 60 days pursuant to stock options granted in connection with his employment by the Company in 2001, and 1,612,903 shares arising from his conversion of subordinated debt to equity on August 31, 2005. (See "Certain Relationships & Related Transactions" beginning on page 15).

(11) The shares shown for Mr. Pekmezaris include 3,010 shares held for his benefit in a custodial account. The shares shown include 25,000 shares which he has the right to acquire within 60 days under Luby's Incentive Stock Plan.

(12) The shares shown for Mr. Tropoli include 25,000 shares which he has the right to acquire within 60 days under Luby's Incentive Stock Plan.

(13) The shares shown for Mr. Woliver include 21,601 shares held in a custodial account for the benefit of Mr. Woliver and his wife, and 12,722 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan.

(14) The shares shown for all directors and executive officers as a group include 2,430,793 shares which they have the right to acquire within 60 days under the Company's various benefit plans, and 60,475 shares of phantom stock held by nonemployee directors under the Nonemployee Director Phantom Stock Plan.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as to the beneficial ownership of the Company's common stock by each person or group known by the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock as of December 1, 2005 and, unless otherwise indicated, is based on disclosures made by the beneficial owners in SEC filings under Section 13 of the Exchange Act:

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Common Stock
Christopher J. Pappas (2)	3,404,803	12.55%
642 Yale Street
Houston, Texas 77007

Harris J. Pappas (3)	3,404,803	12.55%
642 Yale Street
Houston, Texas 77007
__________

(1) Except as indicated in these notes and subject to applicable community property laws, each person  named in the table owns directly the number of shares indicated and has the sole power to vote and to  dispose of such shares.

(2) The shares shown for Christopher J. Pappas include 671,900 shares held for his benefit in a custodial  account, 1,120,000 shares which he has the right to acquire within 60 days pursuant to stock options  granted in connection with his employment by the Company in 2001, and 1,612,903 shares arising from  his conversion of subordinated debt to equity on August 31, 2005. (See "Certain Relationships & Related  Transactions" beginning on page 15).

(3) The shares shown for Harris J. Pappas include 671,900 shares held for his benefit in a custodial account,  1,120,000 shares which he has the right to acquire within 60 days pursuant to stock options granted in  connection with his employment by the Company in 2001, and 1,612,903 shares arising from his  conversion of subordinated debt to equity on August 31, 2005. (See "Certain Relationships & Related  Transactions" beginning on page 15).

INFORMATION CONCERNING MEETINGS, COMMITTEES OF THE BOARD,
AND COMPENSATION OF DIRECTORS

The Board of Directors held four regular meetings and one special meeting during the fiscal year ended August 31, 2005. Each director attended more than 75% of the aggregate of all meetings of the Board and the committees of the Board on which he or she served during the last fiscal year.

The Board has affirmatively determined that Messrs. Emerson, Jenkins, McKinney, Mir, and Woliver, Ms. Craven and Ms. Griffin, are "independent" directors under the New York Stock Exchange listing standards. The membership, charters, and key practices of each of these committees are available on the Company's website at www.lubys.com.

The Board currently has the following committees: Finance and Audit, Nominating and Corporate Governance, Personnel and Administrative Policy, Executive Compensation, and Executive. The Finance and Audit Committee and the Personnel and Administrative Policy Committee typically meet prior to each regularly scheduled meeting of the Board; otherwise, all committees meet as necessary to fulfill their responsibilities, including regular quarterly meetings of the Finance and Audit Committee with management and the Company's independent accountants to review the results of operations and the overall financial status of the Company. The committees have been directed by the Board to consider matters within their respective areas of responsibility and to make recommendations to the full Board for action on these matters. Only the Executive Committee is empowered to act on behalf of the Board, and the specific powers of that committee may be exercised only in extraordinary circumstances.

Membership and principal responsibilities of the committees of the Board are described below.

Finance and Audit Committee

The members of the Finance and Audit Committee are:

Joe C. McKinney (Chair)
J.S.B. Jenkins (Vice-Chair)
Arthur R. Emerson
Gasper Mir, III

The Finance and Audit Committee met twelve times during the last fiscal year. The Finance and Audit Committee is a standing audit committee established to oversee the Company's accounting and financial reporting processes and the audit of the Company's financial statements. Its primary functions are to monitor and evaluate corporate financial plans and performance and to assist the Board in monitoring (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with legal and regulatory requirements; (3) the independent auditor's qualifications and independence; and (4) the performance of the Company's internal audit function and its independent auditor. The Finance and Audit Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of the Company's independent auditor and the preparation of the Finance and Audit Committee Report, beginning on page 25.

All members of the Finance and Audit Committee are independent as that term is defined in the listing standards of the New York Stock Exchange.

The Board determined that Gasper Mir, III and Joe C. McKinney are "audit committee financial experts" as defined in rules of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002.

At least quarterly, committee members have the opportunity to meet privately with representatives of the Company's independent auditor and with the Company's Director of Internal Audit. The Board of Directors has adopted a written charter for the Finance and Audit Committee. A copy of the current Finance and Audit Committee Charter adopted by the Board is attached to this Proxy Statement as Annex A and is available on the Company's website at www.lubys.com.

Nominating and Corporate Governance Committee

 The members of the Nominating and Corporate Governance Committee are:

Gasper Mir, III (Chair)
Judith B. Craven (Vice-Chair)
J.S.B Jenkins
Joe C. McKinney

The Nominating and Corporate Governance Committee met three times during the last fiscal year. The primary functions of this committee are (1) to maintain oversight of the development, structure, performance, and evaluation of the Board; (2) to seek and recommend candidates to fill vacancies on the Board; and (3) to recommend appropriate Board action on renewal terms of service for incumbent members as their terms near completion. A copy of the Nominating and Corporate Governance Committee Charter, as currently in effect, is available on the Company's website at www.lubys.com.

All members of the Nominating and Corporate Governance Committee are independent as that term is defined in the listing standards of the New York Stock Exchange.

Director Nominations

Director Qualifications and Nomination Process

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The committee may retain a third-party search firm to assist it in identifying candidates.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee's own knowledge of the prospective candidate, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.

If the committee determines, in consultation with the Board, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee's background and experience and report its findings to the committee. The committee then evaluates the prospective nominee against the standards and qualifications set out in our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, including:

● a candidate's expertise and experience;

● independence (as defined by applicable New York Stock Exchange and SEC rules);

● financial literacy and understanding of business strategy, business environment, corporate governance, and board operation knowledge;

● commitment to our core values;

● skills, expertise, independence of mind, and integrity;

● relationships with the Company;

● service on the boards of directors of other companies;

● openness, ability to work as part of a team and willingness to commit the required time; and

● familiarity with the Company and its industry.

The Nominating and Corporate Governance Committee also considers the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board and other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, and the need for audit committee expertise.

In connection with its evaluation, the committee determines whether to interview the prospective nominee and, if warranted, one or more members of the committee, and others as appropriate, may interview prospective nominees in person. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the committee.

We did not pay any third party a fee to assist in the process of identifying or evaluating nominees for election at the Annual Meeting. We did not receive any director candidates for election at the Annual Meeting put forward by a shareholder or group of shareholders who beneficially own more than five percent of our common stock, other than Harris Pappas as stated above. All nominees for election as directors at the Annual Meeting are incumbent directors of the Company standing for re-election.

Submission of Shareholder Nominations to the Board of Directors

A shareholder who wishes to recommend a prospective nominee for election to the Board should send the recommendation to the attention of the Corporate Secretary or any member of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, at Luby's, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040. The notice should include whatever supporting material the shareholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to recommend for nomination any person nominated by a shareholder pursuant to the provision of our bylaws relating to shareholder nominations as described in "Director Nominations For 2007 Annual Meeting" below, beginning page 32.

Shareholder Communications to the Board of Directors

Shareholders and other parties interested in communicating directly with the Chairman of the Board, the non-management directors as a group or the Board itself regarding the Company may do so by writing to the Chairman of the Board, in care of the Corporate Secretary at Luby's, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040. Instructions on how to communicate with the Board are also available on our Investor Relations website, which can be reached through a link at http://www.lubys.com.contactboard.asp.

The Board has approved a process for handling letters received by the Company and addressed to non-management members of the Board. Under that process, our Corporate Secretary reviews all such correspondence that, in the opinion of the Corporate Secretary, deals with the function of the Board or committees thereof or that the Corporate Secretary otherwise determines requires their attention. Directors may at any time request copies of all correspondence received by the Company that is addressed to members of the Board. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Finance and Audit Committee with respect to such matters.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding director attendance at our annual meetings, all of our directors attended the 2005 annual meeting and we expect all members will be present for the 2006 Annual Meeting.

Personnel and Administrative Policy Committee

The members of the Personnel and Administrative Policy Committee are:

Judith B. Craven (Chair)
Jill Griffin (Vice-Chair)
Frank Markantonis
Harris J. Pappas
Jim W. Woliver

The Personnel and Administrative Policy Committee met four times during the last fiscal year. The primary functions of the Personnel and Administrative Policy Committee are to monitor and evaluate the policies and practices of (1) human resource management and administration; (2) management development; (3) non-executive officer compensation and benefits (other than Board and executive compensation); (4) retirement/savings and investment plan administration; (5) marketing and public relations strategies; (6) safety and security policies; and (7) investor relations and communications on matters other than financial reporting.

None of the members of the Committee is an officer or employee, or a former officer or employee of the Company, except Messrs. Woliver and Pappas. Mr. Woliver retired as an officer and employee of the Company in 1997, and Mr. Pappas is currently Chief Operating Officer of the Company.

Executive Compensation Committee

The members of the Executive Compensation Committee are:

J.S.B. Jenkins (Chair)
Judith B. Craven (Vice-Chair)
Jill Griffin
Jim W. Woliver

The Executive Compensation Committee met three times during the last fiscal year. The primary functions of the Executive Compensation Committee are (1) to discharge the Board's responsibilities relating to compensation of the Company's executives and its Board; and (2) to communicate to shareholders the Company's executive compensation policies and the reasoning behind such policies.

All members of the Executive Compensation Committee are independent as that term is defined in the listing standards of the New York Stock Exchange.

Executive Committee

The members of the Executive Committee are:

Gasper Mir, III (Chair)
Judith B. Craven (Vice-Chair)
Joe C. McKinney
J.S.B. Jenkins
Christopher J. Pappas
Harris J. Pappas

The Executive Committee did not meet during the last fiscal year. The primary functions of this Committee are (1) to facilitate action by the Board between meetings of the Board; and (2) to develop and periodically review the Company's Corporate Governance Guidelines and recommend such changes as may be determined appropriate to the Board so as to reflect the responsibilities of the Board and the manner in which the enterprise should be governed in compliance with best practices.

Compensation of Directors

Each nonemployee director other than the Chairman of the Board is currently paid an annual retainer of $25,000. The Chairman of the Board is currently paid an annual retainer of $50,000. In addition to the base annual retainer of $25,000, the Chairman of the Finance and Audit Committee is currently paid an additional annual retainer of $7,000, and the Chair of each other Board committee is currently paid an additional annual retainer of $3,000. All nonemployee directors are also paid the following meeting fees for each meeting he or she attends: (i) $1,500 per day for each meeting of the Board, including committee meetings attended on the same day as a meeting of the Board, so long as the total duration of the meeting(s) attended on that day exceeds four hours; (ii) $750 per day for each meeting of the Board, including committee meetings attended on the same day as a meeting of the Board, if the meeting is conducted by telephone or its total duration is less than four hours; (iii) $1,000 per day for each meeting of any Board committee held on a day other than a Board meeting day; and (iv) $500 per day for each meeting of any Board committee conducted by telephone on a day other than a Board meeting day.

Under the Company's Nonemployee Director Stock Option Plan, as previously amended and restated (the "Option Plan"), each nonemployee director is required to use at least $10,000 of the annual $25,000 retainer to purchase restricted stock. Further, each nonemployee director, prior to the end of any calendar year, may file with the Board or its designee an irrevocable written election to receive an Elective Retainer Award, whereupon on the first day of each January, April, July, and October during the term of the plan, each nonemployee director elects to purchase shares of restricted stock with the director's meeting and annual retainer fees and is granted an additional number of whole shares of restricted stock equal to twenty percent (20%) of the number of whole shares of restricted stock issued in payment of the Elective Retainer Award for the quarterly period beginning on such date.

Further, under the Option Plan, directors may be periodically granted nonqualified options to purchase shares of the Company's common stock at an option price equal to 100% of fair market value on the date of grant. Each option terminates upon the expiration of ten years from the date of grant or one year after the optionee ceases to be a director, whichever first occurs. An option may not be exercised prior to the expiration of one year from the date of grant, subject to certain exceptions specified in the Option Plan. No Nonemployee Director may receive options for more than 5,000 shares in any 12 month period.

Pursuant to the provisions of the Option Plan, options to acquire 2,000 shares of common stock at a price of $6.45 per share were granted on January 20, 2005, to each of Judith B. Craven, Arthur R. Emerson, Jill Griffin, J.S.B. Jenkins, Frank Markantonis, Joe C. McKinney, Gasper Mir, III, and Jim W. Woliver.

Under the Company's Nonemployee Director Phantom Stock Plan, as amended and restated (the "Phantom Stock Plan"), nonemployee directors were previously required and encouraged to defer their director retainer and meeting fees into a phantom share account which is credited with dollar amounts in the form of phantom shares priced at current market value of the Company's common stock. Nonemployee directors were required to defer at least 50% of their director retainer fees until they acquired at least $100,000 of the Company's common stock based on its average closing price over the preceding 365-day period. In addition, nonemployee directors were encouraged to defer the balance of their director retainer fees and their meeting fees into their respective phantom share accounts by provisions of the Phantom Stock Plan, which provides an additional credit to their account of 25% of any amounts voluntarily deferred. The phantom share accounts were also credited with dollar amounts equal to dividends, if any, paid on the common stock. When a participant ceases to be a director, the number of phantom shares in his or her account is converted into an equal number of shares of the Company's common stock. Because the number of authorized shares under the Phantom Stock Plan has been fully depleted, directors may no longer defer payment into the Phantom Stock Plan of cash compensation which would otherwise be payable to nonemployee directors.

The Company's Nonemployee Director Deferred Compensation Plan permits nonemployee directors to defer all or a portion of their directors' fees in accordance with applicable regulations under the Internal Revenue Code. Deferred amounts bear interest at the average interest rate of U.S. Treasury ten-year obligations. The Company's obligation to pay deferred amounts is unfunded and is payable from general assets of the Company.

The Company's Corporate Governance Guidelines establish guidelines for share ownership. Currently, Directors are expected to accumulate, over time, common shares with a market value of at least $100,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 23, 2002, the Company entered into an Indemnification Agreement with each member of the Board of Directors under which the Company obligated itself to indemnify each director to the fullest extent permitted by applicable law so that he or she will continue to serve the Company free from undue concern regarding liabilities. The Company has also entered into an Indemnification Agreement with each person becoming a member of the Board of Directors since July 23, 2002. The Board of Directors has determined that uncertainties relating to liability insurance and indemnification have made it advisable to provide directors with assurance that liability protection will be available in the future.

The Company obtains certain services from entities owned and controlled by Christopher J. Pappas, President and Chief Executive Officer of the Company, and Harris J. Pappas, Chief Operating Officer of the Company, pursuant to the terms of an Affiliate Services Agreement dated August 28, 2001, and then amended and restated as of July 23, 2002. The types of services periodically provided to the Company by these entities are the supply of goods and other services necessary for the operation of the Company. When the Affiliate Services Agreement was amended, a Master Sales Agreement with such entities was entered into on July 23, 2002, to more properly reflect the current relationship between the Company and those entities regarding the provisions of services and goods. Both the Amended and Restated Affiliate Services Agreement and Master Sales Agreement expire on December 31, 2005. On December 6, 2005, the Board of Directors voted to approve the renewal of the Master Sales Agreement, with substantially similar terms as the expiring agreement.

During the 2005 fiscal year, the entities owned or controlled by Messrs. Pappas (the "Pappas Entities") provided goods to the Company under the Master Sales Agreement in the amount of approximately $176,000. During the 2004 fiscal year, the Pappas Entities provided goods to the Company under the Master Sales Agreement in the amount of approximately $113,000. No services were provided in fiscal 2004 under the Affiliate Services Agreement. From September 1, 2005, through November 30, 2005, the Company incurred costs in the amount of approximately $2,000 from the Pappas Entities under either the Master Sales Agreement or the Affiliate Services Agreement.

Consistent with past practices, the Finance and Audit Committee of the Board of Directors reviewed on a quarterly basis all applicable amounts related to either the Master Sales Agreement or the Affiliate Services Agreement. That committee is composed entirely of nonemployee directors.

The Company anticipates that payments to such entities under the Master Sales Agreement during the current fiscal year will not exceed $500,000. Such payments will be primarily for goods purchased pursuant to the terms of the Master Sales Agreement. In the opinion of the Finance and Audit Committee, the fees paid by the Company for such goods and/or services are primarily at or below the level which the Company would pay for comparable goods and/or services (if available) from a party unaffiliated with the Company.

The Company leases real property from the Pappas Entities under a separate agreement, dated September 28, 2001 and amended as of May 20, 2003, for use as the Company's service center. The amount paid by the Company under this lease agreement was approximately $88,000 in fiscal 2005, and $82,000 in fiscal 2004. From September 1, 2005, through November 30, 2005, the Company incurred lease costs for the service center in the amount of $14,000. The Company has contracted to pay $6,800 per month in rent pursuant to said lease agreement to the Pappas Entities during the current fiscal year. The Company is obligated to pay all related repairs and maintenance, insurance, and pro-rata portion of utilities under said lease. The current term of this lease is month-to-month.

The Company previously leased a location from an unrelated third party. That location is used to house increased equipment inventories due to prior store closures. The Company considered it more prudent to lease this location rather than to pursue purchasing a storage facility, as its strategy is to focus its capital expenditures on its operating restaurants. In a separate transaction, the third-party property owner sold the location to the Pappas Entities during the fourth quarter of fiscal 2003, with the Pappas Entities becoming the Company's landlord for that location effective August 1, 2003. The storage site complements the Company's Houston service center with approximately 27,000 square feet of warehouse space. The amount paid by the Company under this lease arrangement was approximately $72,000 in fiscal 2005. From September 1, 2005, through November 30, 2005, the Company incurred lease costs for the storage site of approximately $11,000. The Company has contracted to pay $5,559 per month in rent pursuant to said lease agreement to the Pappas Entities during the current fiscal year. The Company is obligated to pay all related repairs and maintenance, insurance, and pro-rata portion of utilities under said lease. The current term of this lease is month-to-month.

Late in the third quarter of fiscal 2004, Messrs. Pappas became partners in a limited partnership which purchased a retail strip center in Houston, Texas. Messrs. Pappas own a 50% limited partnership and a 50% general partnership interest. One of the Company’s restaurants has rented approximately 7% of the space in that center since July of 1969. No changes were made to the Company’s lease terms as a result of the transfer of ownership of the center to the new partnership. The amount paid by the Company pursuant to the terms of this lease was $56,000 in fiscal 2004, and $167,000 in fiscal 2005, and $41,000 from September 1, 2005, to November 30, 2005. No amendments shall be made to this lease without the approval of the Finance and Audit Committee.

The Company entered into a purchase agreement (the "Purchase Agreement") with Messrs. Pappas on March 9, 2001. Pursuant to the terms of the Purchase Agreement, Messrs. Pappas became obligated to purchase convertible subordinated promissory notes (the "Pappas Notes") from the Company in the aggregate amount of $10 million upon satisfaction of certain conditions specified in the Purchase Agreement. Messrs. Pappas each purchased two convertible subordinated promissory notes dated June 29, 2001, from the Company in the face amounts of $1.5 million and $3.5 million each (the “Original Notes”), resulting in the receipt of $10 million in proceeds by the Company. The Original Notes were unsecured, and the rights of Messrs. Pappas to receive payments under the Pappas Notes were subordinated to the rights of the Company's senior secured creditors. As previously reported in the Company’s Current Report on Form 8-K filed May 23, 2003 and in the Company’s periodic filings, the Company’s default under the terms of its senior indebtedness which occurred in January of 2003 triggered a default under cross-default provisions in the Original Notes. In connection with the refinancing of the Company’s senior indebtedness and with the negotiation of new employment contracts with Messrs. Pappas (to replace the contracts which expired in March of 2004), a committee of independent directors of the Company, which was advised by independent advisors, negotiated an amendment of the Original Notes. These negotiations resulted in the curing of all defaults under the Original Notes and the issuance of two new notes, each in the face amount of $5 million to each of Christopher and Harris Pappas (the “Amended Notes”). Messrs. Pappas surrendered the Original Notes to the Company in connection with the issuance of the Amended Notes.

The Amended Notes accrued interest at an annual rate of prime plus 5% for as long as the senior debt equaled or exceeded $60 million. When the senior debt was reduced below $60 million, interest was at prime plus 4.00%. In either case, the rate could not exceed 12.00% or the maximum legal rate. The Amended Notes were unsecured and subordinated to the rights of the holders of the Company’s senior indebtedness. The Original Notes were convertible into the Company’s common stock at $5.00 per share for 2.0 million shares. The terms of the Amended Notes provided that, at the earlier of June 7, 2005, a default under the senior debt, or a “change in control,” as that term is defined in the Amended Notes, the conversion price would lower from $5.00 to $3.10 per share.

On August 31, 2005, Messrs. Pappas each voluntarily converted all of the convertible senior subordinated notes they held into common stock of the Company. Each of them converted $5.0 million principal amount of convertible senior subordinated notes at a conversion price of $3.10 per share into 1,612,903 shares of common stock of the Company. The shares issued pursuant to the conversion were treasury shares that had previously been reserved for such a conversion.

The Company’s treasury shares have also been reserved for two other purposes - the issuance of shares to Messrs. Pappas upon exercise of the options granted to them on March 9, 2001, and for shares issuable under the Company’s Nonemployee Director Phantom Stock Option Plan. In accordance with an agreement between Messrs. Pappas and the Company dated June 7, 2004, Christopher and Harris Pappas have agreed to limit their exercise of stock options to a number that will ensure the “net treasury shares available” are not exceeded.

Pursuant to the terms of that agreement, the Company indicated that it will use reasonable efforts to list on the New York Stock Exchange additional shares which would permit full exercise of those options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons beneficially owning more than ten percent of the Company's common stock to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange, and to provide copies of such reports to the Company. Based upon the Company's review of copies of such reports received by the Company and written representations of its directors and executive officers, the Company believes that during the year ended August 31, 2005, all Section 16(a) filing requirements were satisfied on a timely basis.

CORPORATE GOVERNANCE

During fiscal 2003, the Board adopted amendments to the Company's Policy Guide on Standards of Conduct and Ethics, which applies to all directors, officers, and employees of the Company. The Board also adopted Supplemental Standards of Conduct and Ethics that apply to the Company's Chief Executive Officer, Chief Financial Officer, Controller, and all senior financial officers. These documents, as well as all Board Committee Charters and Corporate Governance Guidelines are available in print to Shareholders upon request or on the Company's website at www.lubys.com. The Chairman of The Board of Directors currently presides over the executive sessions of non-management directors. If the offices of Chief Executive Officer and Chairman are not separate or, for any other reason, the Chairman is not independent, the independent directors will elect one of the independent directors to preside over the executive sessions of non-management directors.

Code of Conduct and Ethics for All Directors, Officers, and Employees

In fiscal 2003, the Board amended the existing Policy Guide on Standards of Conduct and Ethics, which is applicable to all directors, officers, and employees, to comply with the amended corporate governance standards proposed by the New York Stock Exchange as approved by the Securities and Exchange Commission. It is the intent of the Policy Guide on Standards of Conduct and Ethics to promote observance of fundamental principles of honesty, loyalty, fairness, and forthrightness and adherence to the letter and spirit of the law. There shall be no waiver of any part of the Policy Guide on Standards of Conduct and Ethics for any director or executive officer except by a vote of the Board or a designated Board committee that shall ascertain whether a waiver is appropriate under all the circumstances. The Company intends to disclose any waivers of the Policy Guide on Standards of Conduct and Ethics granted to directors and executive officers on the Company's website at www.lubys.com.

Code of Ethics for the Chief Executive Officer and Senior Financial Officers

During fiscal 2003, the Board also adopted Supplemental Standards of Conduct and Ethics that apply to the Company's Chief Executive Officer, Chief Financial Officer, Controller, and all senior financial officers ("Senior Officers' Code"). The Senior Officers' Code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission and in other public communications made by the registrant;

•	compliance with governmental laws, rules, and regulations;

•	the prompt internal reporting to an appropriate person or persons identified in the Senior Officers' Code of violations of the Senior Officers' Code; and

•	accountability for adherence to the Senior Officers' Code.

Waivers of the Senior Officers' Code for the Chief Executive Officer, Chief Financial Officer, and the Controller are permitted only by a vote of the Board or a designated Board committee that shall ascertain whether a waiver is appropriate under all the circumstances. The Company intends to disclose any waivers of the Senior Officers' Code granted to the Chief Executive Officer, Chief Financial Officer, or the Controller on the Company's website at www.lubys.com.

Corporate Governance Guidelines

For many years, the Company has had in place Corporate Governance Guidelines which evidence the views of the Company on such matters as the role and responsibilities of the Board, composition of the Board, Board leadership, functioning of the Board, functioning of committees of the Board, and other matters. These guidelines are reviewed at least annually and modified when deemed appropriate by the Board. On October 28, 2004, the Board of Directors adopted amendments to the Company's Corporate Governance Guidelines which were intended to clarify the Company's expectations concerning the composition of the Board of Directors. The current version of the Company's Corporate Governance Guidelines can be found on the Company's website at http://www.lubys.com/corporategovernanceguidelines.asp.

Receipt and Retention of Complaints Regarding Accounting and Auditing Matters

To facilitate the reporting of questionable accounting, internal accounting controls or auditing matters, the Company has established an anonymous reporting hotline through which employees can submit complaints on a confidential and anonymous basis. Any concerns regarding accounting, internal accounting controls, auditing, or other disclosure matters reported on the hotline shall be reported to the Chairman of the Finance and Audit Committee. These reports are confidential and anonymous. Procedures are in place to investigate all reports received by the hotline that concern questionable accounting, internal accounting controls, or auditing matters and to take any corrective action, if necessary. The Board shall be notified of these reports at every quarterly Board meeting, or sooner if necessary.

Any person who has concerns regarding accounting, internal accounting controls, or auditing matters may address them to the attention of Chairman, Finance and Audit Committee, Luby's, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.

Nonretaliation for Reporting

The Company's policies prohibit retaliation against any director, officer, or employee for any report made in good faith. However, if the reporting individual was involved in improper activity, the individual may be appropriately disciplined even if he or she was the one who disclosed the matter to the Company. In these circumstances, the Company may consider the conduct of the reporting individual in promptly reporting the information as a mitigating factor in any disciplinary decision.

APPOINTMENT OF AUDITORS (Item 2)

The Board of Directors of the Company has appointed the firm of Ernst & Young LLP to audit the accounts of the Company for the 2006 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Ratification of the appointment of auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder ratification should be withheld, the Board would consider an alternative appointment for the succeeding fiscal year. The affirmative vote of a majority of the shares present at the meeting in person and by proxy is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

LUBY’S AMENDED AND RESTATED INCENTIVE STOCK PLAN (Item 3)

The Luby's Incentive Stock Plan (the "Plan") was adopted by the Board of Directors on October 16, 1998 and approved by the shareholders on January 8, 1999. On December 6, 2005, the Board approved amendments to, and a restatement of, the Plan, subject to the approval of the shareholders at the Annual Meeting. The Amended and Restated Luby's Incentive Stock Plan (referred to herein as the "Amended Plan") is intended to fully restate the 1999 Plan effective as of the Annual Meeting date.

Plan. The Plan became effective on January 8, 1999. It provides for discretionary grants of stock awards to employees of the Company or its subsidiaries or affiliated entities. The maximum number of shares of common stock issuable, or otherwise allocable, under the Plan is 2,000,000, subject to the adjustment provisions of the Plan. The employees as a group have been granted options under the Plan to purchase an aggregate of 2,857,257 shares of common stock of the Company at option prices equal to 100% of market value on the date of the grant. As of December 1, 2005, 267,200 of these options have been exercised and 485,950 are outstanding. Additionally, as of December 1, 2005, the employees as a group have been awarded 11,450 shares of restricted stock and no performance shares under the Plan. As of December 1, 2005, 1,235,400 shares of common stock remain available for future issuance under the Plan.

Principal Changes. The provisions and terms of the Amended Plan are substantially identical to the provisions and terms of the Plan. The Amended Plan will differ from the Plan in the following principal ways:

(a)	The Amended Plan will increase the number of shares of common stock of the Company which may be issued under the Plan by 100,000 shares.

(b)
The Plan currently provides that the maximum number of shares of restricted stock that may be issued under the Plan is 200,000 shares. The Amended Plan will eliminate this 200,000 share limitation. Awards of restricted stock will continue to be subject to the limitations described below under "Shares Available for Awards".

(b)	The Amended Plan extends the expiration date of the Plan from December 31, 2008 to December 5, 2015.

Summary. The following summary of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan attached as Annex B to this Proxy Statement. The term "Company" as used in this summary refers only to Luby's, Inc.

Purpose. The Amended Plan is designed to benefit the shareholders of the Company by encouraging and rewarding high levels of performance by individuals who are key to the success of the Company by increasing the proprietary interest of such individuals in the Company's growth and success. To accomplish these objectives, the Amended Plan authorizes the award of (i) options to purchase shares of the Company's common stock, (ii) shares of restricted stock, and (iii) performance shares.

Participants. The persons eligible to receive awards under the Amended Plan are all employees of the Company and all employees of any corporation or other business entity in which the Company owns, directly or indirectly, more than 50% of the capital and profit interests.

Administration. The Amended Plan will be administered by the Executive Compensation Committee of the Board of Directors (the "Administrator"). The Administrator has full and exclusive power to interpret the Amended Plan, to grant waivers of award restrictions, and to adopt such rules, regulations, and guidelines for carrying out the Amended Plan as it may deem necessary or proper. The Administrator may delegate to the Chief Executive Officer of the Company its administrative functions and authority to grant awards under the Amended Plan pursuant to such conditions and limitations as the Administrator may establish, except that only the Administrator may select, and grant awards to, participants who are subject to Section 16 of the Securities Exchange Act of 1934.

Grants. The Administrator shall select the employees who are to be granted awards under the Amended Plan and shall determine the terms, conditions, and limitations applicable to each such award.

Types of Awards. The Amended Plan authorizes the granting of stock options and performance shares and the award of restricted stock. Options granted under the Amended Plan will include options which do not meet the requirements of Section 422 of the Internal Revenue Code, known as "nonqualified stock options," as well as options that do meet the requirements of Section 422 of the Internal Revenue Code, known as "incentive stock options."

Option Terms. A stock option confers upon the participant the right to purchase a certain number of shares of common stock at an established exercise price. The exercise price of each stock option granted under the Amended Plan may not be less than the fair market value of a share of common stock on the date the option is granted, determined with reference to the closing price of the Company's common stock on the New York Stock Exchange, with respect to both nonqualified stock options and incentive stock options. On December 1, 2005, the last sale price of the Company's common stock on the New York Stock Exchange as reported in the consolidated transaction reporting system was $12.85 per share. The term of option grants and the schedule for vesting and exercise of stock options shall be as specified by the Administrator in the option grant, provided that the exercise of a stock option may not occur more than ten years after the option grant award date. No participant may receive stock options for more than 100,000 shares in any one year, except that stock options may be granted to a newly hired employee for not more than 200,000 shares in the first year of employment.

Restricted Stock Terms. Restricted stock is common stock which is subject to restrictions on transfer and/or ownership for a required period of continued employment. Restricted stock awards may be granted without payment of consideration by the participant. The restrictions on the stock shall continue for a period of employment of at least three years as set by the Administrator at the time of the award.

Performance Shares. A performance share is common stock or a unit valued with reference to common stock that is subject to restrictions on transfer and/or ownership. Performance shares may be paid in common stock or cash, or both. Performance shares shall be subject to the attainment of performance targets established by the Administrator with respect to each performance share. Performance targets may be based on financial criteria consisting of (i) revenue growth, (ii) diluted earnings per share, (iii) net operating profit after taxes, (iv) cash flow, (v) economic value added, or (vi) a combination of such criteria. No participant may receive a performance share award for any award cycle in excess of 25,000 performance units or 25,000 shares of common stock.

Shares Available for Awards. Subject to the adjustment provisions of the Amended Plan, the number of shares of common stock of the company which may be issued under the Amended Plan is equal to the sum of: (a) 2,100,000 shares; (b) any shares of common stock that were authorized to be awarded under the 1989 Management Incentive Stock Plan (the "1989 Plan") but were not awarded under the 1989 Plan; and (c) any shares of common stock represented by awards granted under the 1989 Plan which have been or will be forfeited, expire, or canceled without delivery of common stock, or which have resulted or will result in the forfeiture of common stock back to the Company. In no event will the number of shares of common stock issuable under the Amended Plan exceed 2,600,000. Shares covered by an award which are not issued become available for future awards.

Adjustments to Shares Available for Awards. In the event of a change in the outstanding common stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or other event, the Administrator shall make proportionate or other equitable adjustments in the number of shares of common stock (i) reserved under the Amended Plan, (ii) for which awards may be granted to an individual participant, (iii) covered by outstanding awards denominated in stock or units of stock and shall make appropriate adjustments in stock prices related to outstanding awards, and price determinations related to outstanding awards.

Award Agreements and Terms. Each Award will be evidenced by an award agreement containing provisions consistent with the Amended Plan and such other terms and conditions as the Administrator deems necessary or appropriate. Stock option agreements shall include a provision that no award shall be assignable or transferable except by will or by the laws of descent and distribution and that during the lifetime of the employee, the award shall be exercised only by such employee.

Term, Amendment, and Termination. To the extent permitted by law, the Board of Directors may amend, suspend, or terminate the Amended Plan. However, the approval of the shareholders holding a majority of the Company's common stock then outstanding is required for any amendment which (i) increases the maximum number of shares issuable under the plan other than pursuant to the adjustment provisions, (ii) decreases the exercise price for option grants, (iii) materially modifies the requirements as to eligibility, or (iv) withdraws administration of the Amended Plan from the Administrator. Subject to earlier termination by the Board of Directors, the Amended Plan will remain in effect until the earlier of the date when the maximum number of shares issuable under the plan have been issued or December 5, 2015.

Unfunded Plan. Insofar as the Amended Plan provides for awards in common stock or cash, it shall be an unfunded plan without any obligation on the part of the Company to segregate assets relating to the Amended Plan.

Tax Consequences. The tax consequences of the issuance and exercise of options granted under the Amended Plan are set forth in Annex C to this Proxy Statement.

Shareholder Vote. The affirmative vote of a majority of the shares present at the meeting in person and by proxy is required for approval of the Amended Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDED PLAN.

New Plan Benefits

Future grants and awards under the Amended Plan are subject to the discretion of the Administrator. Accordingly, the benefits and amounts that will be received in the future by participants in the Amended Plan cannot be determined at this time. The Company did not grant any stock options or stock appreciation rights to the Named Officers during fiscal 2005. On October 10, 2005, the Board approved grants of options to purchase 18,000 shares of common stock under the Plan to each of Ernest Pekmezaris, the Company's Senior Vice President and Chief Financial Officer, and Peter Tropoli, the Company's Senior Vice President and General Counsel. The exercise price of the stock options is $13.45, and the options vest and become exerciseable at a rate of 25% per year. On November 8, 2005, the Board approved grants of options to purchase 65,500 shares of common stock under the Plan to each of Christopher J. Pappas, the Company's President and Chief Executive Officer, and Harris J. Pappas, the Company's Chief Operating Officer. The exercise price of the stock options is $12.92 and the options vest and become exerciseable at a rate of 25% per year. Vested options must be exercised within 6 years of grant. For additional information concerning executive compensation, please see "Executive Compensation" beginning on page 29 of this Proxy Statement.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS(1)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	344,882	$7.68	1,994,607
Equity compensation plans not approved by shareholders	2,269,625(2)	5.02	-
Total	2,614,507	$5.37	1,994,607

(1) The table above does not include the additional shares that would be issuable under the Amended Plan.

(2) Includes 2,240,000 shares subject to stock options granted to Christopher J. Pappas and Harris J. Pappas in connection with their employment and 29,625 shares issuable under the Nonemployee Director Phantom Stock Plan (see “Director Compensation” on p. 14 for a brief description of the Nonemployee Director Phantom Stock Plan).

SHAREHOLDER PROPOSAL (Item 4)

The proponent of the following shareholder proposal has notified the Company that he intends to cause the proposal set out below to be presented at the Annual Meeting. If the proponent, or a representative of the proponent who is qualified under state law, is present and submits the proposal for a vote, then the proposal will be voted upon at the Annual Meeting. In accordance with federal securities regulations, we have included the proposal and its supporting statement exactly as submitted by the proponent. We are not responsible for the truthfulness or accuracy of any of the material provided by the proponent. The following proposal contains assertions that, in the judgment of the Board, are incorrect and in many cases are based solely on opinion and are not supported by fact. Rather than recite all of these inaccuracies and refute each of these assertions, the Board has recommended a vote "AGAINST" the proposal for the broader policy reasons set forth following the proponent's proposal.

Proponent's Proposal

"RESOLVED:  That the stockholders of Luby’s, Inc., assembled in annual meeting in person or by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors, new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent elections shall also be on an annual basis.”

REASONS

Luby’s Shareholders believe that the board of directors should be declassified, as evidenced by a majority of the votes cast in 2001, 2002, 2003, 2004 and 2005. These shareholders have affirmed the proponent’s belief that classification of the board of directors is not in the best interest of Luby’s, Inc. because it makes a board less accountable when all directors do not stand for election each year. The annual election of directors fosters board independence, a crucial element of good governance.

Arthur Levitt, former chairman of the SEC has said: “in my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”
“Take on the Street”     by Arthur Levitt

Governance experts say that if all the proposals in 2005 to end tiered-term boards pass, the year could end with fewer than half of the S&P 500 companies still having a classified board of directors.
The Wall Street Journal     June 8, 2005-09-29

THE CURRENT TREND IS AWAY FROM STAGGERED BOARDS

Our board continues to ignore this trend and four past majority votes supporting similar proposals.
- Consider the Boards arguments in opposition to this proposal------Luby’s 80% super majority rule, and the claim of significant benefit to shareholders, while 58.01% of shareholders casting votes (in 2005) disagreed with the Board's defence of a staggered system.
- Consider, In light of current trends reflecting better corporate governance, the Board’s defence of a classified system approved fourteen years ago in 1991.

If you are tired of the same old stale rhetoric in opposition to this proposal and the Board’s refusal to submit a binding proposal to shareholders, please vote YES for this initiative submitted by Harold Mathis with an address of P.O. Box 1209, Richmond, Texas 77046-1209, to elect each director annually.

PLEASE MARK YOUR PROXY IN FAVOR OF THIS PROPOSAL.

Board's Statement Opposing the Proposal

In 1991, the Company's shareholders approved the current classification system for the Board, dividing the Board into three equal or nearly equal classes, each to serve for a term of three years, with one class elected each year. The staggered election of directors is a common practice that has been approved by the shareholders of many corporations.

It is the Board's belief that a classified board provides for continuity and stability and enhances the Board's ability to implement the Company's long-term strategy and to focus on long-term performance. Each current member of the Board brings valuable knowledge and experience to the Company and a majority of the directors at any given time will have prior experience as directors of the Company and will be familiar with the Company's business strategies and operations. The Board values the wisdom and insight that come with the knowledge of its directors. The Board believes that a de-classified Board would risk losing the core knowledge of the Company inherent in the Board of Directors without the opportunity to obtain such knowledge and experience. A classified Board permits a more orderly process for directors to consider, in the exercise of their fiduciary responsibilities, any and all alternatives to maximize shareholder value. Directors have fiduciary duties that do not depend on how often they are elected. Directors who are elected to three-year terms are just as accountable to shareholders as directors who are elected on an annual basis. In addition, because a classified Board makes it more difficult for a substantial shareholder to change the entire Board abruptly without the cooperation of the incumbent Board, it enhances the ability of the Board to consider whether initiatives proposed by such a substantial shareholder are in the best interests of the Company and all of its shareholders.

The proponent presented this proposal at prior annual meetings of shareholders. Although the proposal received support, in all such years the proposal received far less than the 80% of the outstanding shares necessary to amend the specific section of the Company's certificate of incorporation addressing the election of directors to require annual elections.

Shareholders should be aware that approval of the proposal would not declassify the Board. To declassify the Board, the Board must propose to the shareholders an amendment to the relevant section of the certificate of incorporation, following which 80% of the total outstanding shares of common stock must approve the proposed amendment at a subsequent meeting of shareholders. Any shareholder approval of this proponent's proposal at the Annual Meeting would be only a recommendation to the Board.

Subsequent to the Annual Meeting in each of the last four years, the Personnel and Administrative Policy Committee of the Board, and then the full Board, undertook a review of the corporate governance structure of the Company, including the structure and function of the Board and its committees. In addition, the Personnel and Administrative Policy Committee and the full Board spent considerable time to extensively evaluate the proposal. As a result of this review and evaluation, the Board has concluded that the classification of director terms continues to provide significant benefits to the Company's shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL.

FINANCE AND AUDIT COMMITTEE REPORT

The primary responsibility of the Finance and Audit Committee is to oversee the Company's accounting and financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the financial statements, and the independent auditor is responsible for auditing those financial statements.

In fulfilling its oversight responsibilities, the committee reviewed and discussed with management and the independent auditor the Company's audited financial statements in the annual report on Form 10-K and their judgment about the quality and appropriateness of accounting principles and financial statement presentations, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and major issues as to the adequacy of the Company's internal controls. In addition, the committee discussed any matter required to be communicated under generally accepted auditing standards. The committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the committee has discussed with the independent auditor the auditor's independence from the Company and management, including matters in the written disclosures provided by the independent auditor to the Finance and Audit Committee as required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The committee also considered the compatibility of nonaudit services with the independent auditor's independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2005, for filing with the Securities and Exchange Commission. Based upon the recommendation of the committee, the Board has affirmed the committee's decision to retain Ernst & Young LLP as the Company's independent auditor for the 2006 fiscal year.

   Members of the Finance and Audit Committee are:

Joe C. McKinney (Chair)
J.S.B. Jenkins (Vice-Chair)
Arthur R. Emerson
Gasper Mir, III

FEES PAID TO THE INDEPENDENT AUDITOR

The table below shows aggregate fees for professional services rendered for the Company by Ernst & Young LLP for the fiscal years ended August 31, 2005, and August 25, 2004. Certain fees for 2004 have been reclassified to conform with the current year’s presentation:

	2005	2004
	(in thousands)
Audit Fees	$502	$150
Audit-Related Fees	23	68
Tax Fees	5	33
All Other Fees	-	-
Total	$ 530	$251

Audit Fees for the fiscal years ended August 31, 2005, and August 25, 2004, were for professional services in connection with the audits of the annual consolidated financial statements of the Company, review of financial statements included in the Company's Quarterly Reports on Form 10-Q, and consents and assistance with the review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees for the fiscal years ended August 31, 2005, and August 25, 2004, were mainly for assurance and related services in reviewing and providing feedback on the Company’s implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees for the fiscal years ended August 31, 2005, and August 25, 2004, were for services related to the review of the Company’s federal income tax returns. Services for fiscal year 2004 also included assistance provided in coordinating audits conducted by the Internal Revenue Service.

All Other Fees are not applicable for either of the fiscal years ended August 31, 2005, or August 25, 2004.

The Finance and Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Ernst & Young LLP's independence.

PREAPPROVAL POLICIES AND PROCEDURES

All auditing services and nonaudit services provided by Ernst & Young LLP must be preapproved by the Finance and Audit Committee. Generally, this approval will take place each year at the August meeting of the Finance and Audit Committee for the subsequent fiscal year and as necessary during the year for unforeseen requests. The nonaudit services specified in Section 10A(g) of the Securities Exchange Act of 1934 may not be, and are not, provided by Ernst & Young LLP. Ernst & Young LLP will provide a report to the Chair of the Finance and Audit Committee prior to each regularly scheduled Finance and Audit Committee meeting detailing all fees, by project, incurred by Ernst & Young LLP year-to-date and an estimate for the fiscal year. The Chair of the Finance and Audit Committee will review the Ernst & Young LLP fees at each Finance and Audit Committee meeting. The Finance and Audit Committee will periodically review such fees with the full Board of Directors.

The de minimis exception was not used for any fees paid to Ernst & Young LLP.

EXECUTIVE OFFICERS

Certain information is set forth below concerning the executive officers of the Company, each of whom has been elected to serve until his successor is duly elected and qualified:

Name	Served as Officer Since	Positions with Company and Principal Occupation Last Five Years	Age
Christopher J. Pappas	2001	President and CEO (since March	58
		2001), CEO of Pappas Restaurants,
		Inc.
Harris J. Pappas	2001	Chief Operating Officer (since March	61
		2001), President of Pappas
		Restaurants, Inc.
Ernest Pekmezaris	2001	Senior Vice President and CFO (since	61
		March 2001), Treasurer and former
		CFO of Pappas Restaurants, Inc.
Peter Tropoli	2001	Senior Vice President-Administration, General Counsel (since March 2001), attorney in private practice.	33

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board presents the following report on executive compensation. The report describes the Company's executive compensation programs and the bases on which the committee made recommendations for compensation decisions for fiscal 2005, with respect to the Company's executive officers, including those named in the compensation tables.

Compensation Objectives

The committee annually evaluates the effectiveness of the Company's executive compensation program in incentivizing and rewarding executive performance that leads to long-term enhancement of shareholder value and encouraging executives who deliver such performance to continue with the Company for the long-term. The Company's executive compensation program currently consists of the elements summarized below.

•Base Salary. Base salaries that are fair and competitive while being consistent with the Company's position in the foodservice industry are used to compensate ongoing performance throughout the year. Base salaries are reviewed annually.

•Annual Bonus. Annual bonuses are awarded to executives based on an evaluation of both corporate performance and the executive's individual contribution to the long-term interests of shareholders.

•Long-Term Incentives. Long-term incentives, such as stock options, are used to (i) incentivize performance that leads to enhanced shareholder value and (ii) encourage retention.

•Stock Ownership. Stock ownership guidelines are used to more closely align the interests of the Company's executives with the interests of shareholders.

The Company's executive compensation program is designed to enable the Company to attract, retain, and motivate the highest quality of management talent.

Annual Base Salaries

The committee annually advises the Board on the appropriateness and reasonableness of the base salaries to be paid to the Company's executive officers and approves base salaries and salary increases for executives. The committee evaluates base salaries with reference to the Company's performance for the prior fiscal year and competitive compensation data, as well as a subjective evaluation of each executive's contribution to the Company's performance, each executive's experience, responsibilities, and management abilities. Company performance is measured by net income, total sales, comparable store sales, return on shareholders' equity, and other financial factors.

Since compensation of the Chief Executive Officer and Chief Operating Officer is fixed by contract (See "Compensation of Chief Executive Officer" page 29), the committee's responsibility in regard to their compensation has been limited to consideration of a bonus and/or equity compensation as discussed in the aforementioned employment agreements. The employment contracts for the Chief Executive Officer and Chief Operating Officer expire August 31, 2008. Members of the committee, along with members of the Finance and Audit Committee, were involved in advising the Board on the appropriateness and reasonableness of the compensation packages for these executive officers.

Stock Options

The committee administers the Company's stock option, ownership, and other equity-based compensation plans. Historically, the committee generally considered on an annual basis the granting of incentive stock options to eligible executive officers and other key employees. The options, which were granted at 100% of market price on the date of grant, were typically for six-year terms. The number of option shares granted each year was typically determined by a formula based on a dollar amount divided by the option's exercise price.

Stock Ownership Guidelines

The Board of Directors has adopted guidelines for ownership of the Company's common stock by executives and directors to help demonstrate alignment of the interests of the Company's executives and directors with the interests of its shareholders. The guidelines provide that executives and directors are expected to attain the following levels of stock ownership within five years of election to the specified director or officer position:

Position	Share Ownership
Chief Executive Officer	4 times annual base salary
President and Senior Vice President	2 times annual base salary
Vice President	Equal to annual base salary
Nonemployee Director	Shares with a market value of at least $100,000

   Phantom stock and stock equivalents in the nonemployee director deferred compensation plan are considered common stock for purposes of the guidelines since they are, in effect, awarded in lieu of cash compensation for board services.

Stock Purchase Loans Made in 1999

  In fiscal 1999, to facilitate the purchase of Company stock by certain Company officers pursuant to the Company's Incentive Stock Plan, the Company guaranteed loans of approximately $1.9 million related to open-market purchases of Company stock by various officers of the Company pursuant to the terms of a shareholder-approved plan. Under the officer loan program, shares were purchased by certain Company officers with funding obtained from JPMorgan Chase Bank (“JPMorgan”), one of the four members of the bank group that participates in the Company’s credit facility. In accordance with the original terms of the agreements, these instruments only required annual interest to be paid by the individual debtors, with the entire principal balances due upon their respective maturity dates, which occurred during the first three months of calendar 2004, unless extended by the note holders. None of the individual debtors under these officer loan notes are current senior executives or directors of the Company.

  The terms of the Company’s agreement with JPMorgan provided that in the event of debtor defaults, the Company would be required to purchase the loans from JPMorgan, and become the holder of the notes. The purchased Company stock has been and could be used by borrowers to satisfy a portion of their loan obligations.

 In connection with the refinancing of the Company’s senior indebtedness in June 2004, JPMorgan required the Company to secure its obligation to purchase any loans in default upon demand by JPMorgan in exchange for JPMorgan agreeing to defer the Company’s obligation to purchase the loan until September 30, 2004. The Company secured that obligation with a letter of credit in the amount of $1.2 million, being the aggregate outstanding balance of the loans, plus accrued interest, on June 7, 2004. Prior to September 30, 2004, in anticipation of the maturity of its obligation to purchase the loans, the Company arranged settlement agreements with some of the debtors. Pending the execution of these settlement agreements, JPMorgan granted the Company an extension on its obligation to purchase the loans. On December 14, 2004, the Company purchased all of the outstanding loans from JPMorgan, the letter of credit was cancelled, and the Company established accounts receivable for the amount of the loans purchased. As of the end of fiscal year 2005, there were no amounts due under these accounts receivable, as all accounts had either been prepaid or applied to the Company’s reserve for uncollectible accounts.

Employment Agreements

The Company is a party to employment agreements with Christopher J. Pappas (President and Chief Executive Officer) and Harris J. Pappas (Chief Operating Officer). The employment agreements were filed with the Securities and Exchange Commission as exhibits to the Company's Report on Form 10-K, filed November 14, 2005. Each agreement provides for a fixed base annual salary of $400,000, plus bonus compensation at the discretion of the Board or appropriate Board committee.

Change in Control Agreements

The employment agreements of Christopher J. Pappas and Harris J. Pappas each provide that the employee will be entitled to receive all of his compensation and benefits under the contract until August 31, 2008, if his employment is terminated by the Company without cause (as therein defined) or if he terminates his employment for good reason (as therein defined).

Salary Continuation Agreements

The Company currently has no salary continuation agreement, or agreement having similar effect, in place with any employee of the Company.

Compensation of Chief Executive Officer

The employment agreement entered into with Mr. Pappas, which was approved by the Board in 2004, fixed Mr. Pappas' previous base salary at $400,000 for the first year and $300,000 for the second year, with the ability to earn a bonus of up to $200,000. In Fiscal 2005, The Company paid Christopher J. Pappas an annual base salary of $400,000 per year. In lieu of a lump sum bonus provided for under the employment agreement, Mr. Pappas received a bonus of $45,763 paid in monthly installments from April 1, 2005 through August 31, 2005. Prior to the expiration of the previous employment agreement, the Company and Mr. Pappas executed a new employment agreement fixing his salary at $400,000 per year and expiring on August 31, 2008. Mr. Pappas was granted 65,500 stock options on November 8, 2005 at $12.92 per share. Pursuant to his initial employment agreement in 2001, Mr. Pappas was granted stock options on March 9, 2001, for 1,120,000 shares of common stock at $5.00 per share. (Other than those listed above). See "Employment Agreements" page 28.

Members of the Executive Compensation Committee:

J.S.B Jenkins (Chair)
Judith B. Craven (Vice-Chair)
Jill Griffin
Jim W. Woliver

EXECUTIVE COMPENSATION

The table below contains information concerning annual and long-term compensation of the current Chief Executive Officer, all persons who served as Chief Executive Officer of the Company during the last fiscal year, and the most highly compensated individuals who made in excess of $100,000 and who served as executive officers during the last fiscal year (the "Named Officers"), for services rendered in all capacities for the fiscal years ended August 31, 2005, August 25, 2004, and August 27, 2003.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards	Securities Underlying Options/ SARs (2)	LTIP Payouts	All Other Compensation
Christopher J. Pappas	2005	$358,083	$45,763	$0		$0	$0	$0
President and Chief	2004	221,154	0	0	0	0	0	0
Executive Officer	2003	100,000	0	0	0	0	0	0

Harris J. Pappas	2005	358,083	45,763	0	0
Chief Operating Officer	2004	221,154	0	0	0	0	0	0
	2003	100,000	0	0	0	0	0	0

Ernest Pekmezaris	2005	207,692	0	0	0	0
Senior Vice President	2004	200,000	50,000	0	0	0	0	0
and Chief Financial Officer	2003	200,000	0	0	0	0	0	0

Peter Tropoli	2005	150,000	0	0	0	0	0	0
Senior Vice President —	2004	150,000	50,000	0	0	0	0	0
Administration and General	2003	150,000	0	24,662	0	0	0	0
Counsel

__________

(1) Perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any Named Officer have been excluded.

(2) The Company has not issued any stock appreciation rights to the Named Officers.

There were no grants of stock options or stock appreciation rights ("SARs") to the Named Officers during fiscal 2005.

The table below reports exercises of stock options and SARs by the Named Officers during fiscal 2005, and the value of their unexercised stock options and SARs as of August 31, 2005. Except for the stock options granted to Messrs. Pappas, which were granted pursuant to their employment agreements with the Company, the stock options were granted under the Company's Incentive Stock Plans. The Company has not granted SARs to any of the Named Officers.

Aggregated Options/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End (1) Exercisable/Unexercisable
Christopher J. Pappas	0	$0	1,120,000/0	$9,116,800/0
Harris J. Pappas	0	0	1,120,000/0	9,116,800/0
Ernest Pekmezaris	0	0	25,000/0	112,500/0
Peter Tropoli	0	0	25,000/0	112,500/0

__________

(1) The value of unexercised options is based on a price of $13.14 per common share at August 31, 2005.

DEFERRED COMPENSATION

The Company has a Supplemental Executive Retirement Plan (“SERP”) which is designed to provide benefits for selected officers at normal retirement age with 25 years of service equal to 50% of their final average compensation offset by Social Security, profit sharing benefits, and deferred compensation. Some of the officers designated to participate in the plan have retired and are receiving benefits under the plan. Accrued benefits of all actively employed participants become fully vested upon termination of the plan or a change in control (as defined in the plan). The plan is unfunded, and the Company is obligated to make benefit payments solely on a current disbursement basis. None of the Named Officers is currently entitled to participate in the Supplemental Executive Retirement Plan. On December 6, 2005, the Board of Directors voted to amend the SERP and suspend the further accrual of benefits and participation. As of August 31, 2005, the current reserve for anticipated SERP payments is $336,667.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's common stock for the five fiscal years ended August 31, 2005, with the cumulative total return on the S&P SmallCap 600 Index and an industry peer group index. The peer group index is comprised of Bob Evans Farms, Inc.; Ryan's Family Steak Houses, Inc.; Ruby Tuesday Inc.; and CBRL Group Inc. These companies are multi-unit family restaurant operators in the mid-price range.

The cumulative total shareholder return computations set forth in the performance graph assume an investment of $100 on August 31, 2001, and the reinvestment of all dividends. The returns of each company in the peer group index have been weighted according to the respective company's stock market capitalization.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG LUBY'S, INC., THE S&P SMALLCAP 600 INDEX
AND A PEER GROUP

*$100 invested on 8/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending August 31.

S&P SmallCap 600 Data Copyright (C)2005, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

	8/01	8/02	8/03	8/04	8/05
Luby's, Inc.	$100	$57.16	$27.90	$74.02	$149.64
S&P SmallCap 600	100	90.47	111.02	127.50	161.29
Peer Group	100	112.78	136.68	139.90	135.81

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals of shareholders for inclusion in the Company's proxy statement and form of proxy for the Company's 2007 Annual Meeting of Shareholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received in writing by the Company at its corporate office no later than August 18, 2006. Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 with respect to the Company's 2007 Annual Meeting of Shareholders will be considered untimely if received by the Company after  November 2, 2006.

DIRECTOR NOMINATIONS FOR 2007 ANNUAL MEETING

The Company's Bylaws provide that candidates for election as directors at an Annual Meeting of Shareholders shall be nominated by the Board of Directors or by any shareholder of record entitled to vote at the meeting, provided the shareholder gives timely notice thereof. To be timely, such notice shall be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than 90 days prior to the date of the meeting of shareholders at which directors are to be elected and shall include (i) the name and address of the shareholder who intends to make the nomination; (ii) the name, age, and business address of each nominee; and (iii) such other information with respect to each nominee as would be required to be disclosed in a proxy solicitation relating to an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

PROXY SOLICITATION

The cost of soliciting proxies will be borne by the Company. The transfer agent and registrar for the Company's common stock, American Stock Transfer & Trust Company, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, shareholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

By Order of the Board of Directors,

Peter Tropoli
Senior Vice President and General Counsel

Dated: December 12, 2005

ANNEX A

LUBY'S, INC.

FINANCE AND AUDIT COMMITTEE CHARTER

LUBY’S, INC.
FINANCE AND AUDIT COMMITTEE CHARTER
SCOPE AND PURPOSE:

The Finance and Audit Committee (the “committee”) of the Board of Directors (the “board”) of Luby’s, Inc. (the “company”) is formed by the board to monitor and evaluate corporate financial plans and performance and to assist the board in monitoring:

1.  The integrity of the financial statements of the company.
2.   The compliance by the company with legal and regulatory requirements.
3.   The independent auditor’s qualifications and independence.
4.   The performance of the internal audit function and the independent auditors.

The committee shall regularly and fully report its actions and findings to the board.

The committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the company’s annual proxy statement.

The committee shall have the authority to retain special legal, accounting or other advisors to advise the committee, as the committee deems necessary or appropriate. The company shall provide for appropriate funding, as determined by the committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any special legal, accounting or other advisors employed by the committee.

The committee may request any officer or employee of the company, the company’s outside counsel or independent auditor(s) to attend a committee meeting or to meet with any members of, or advisors to, the committee.

FUNCTIONS:

The duties and responsibilities of the committee include, but are not limited to, the following:

Financial Statements

1.  Review and discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including without limitation the selection, application and disclosure of critical accounting principles, policies and practices, any significant changes in the company’s selection or application of accounting principles and major issues as to the adequacy of the company’s internal controls and any special audit steps adopted in light of material control deficiencies.

2.  Review and discuss with management and the independent auditor quarterly reports from the independent auditor addressing
a. all critical accounting policies and practices used by the company;

b. all alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment recommended by the independent auditor; and

c. other material written communications between the accounting firm and management of the company.

3.  Review and discuss with management and the independent auditor the company’s annual audited financial statements, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the board each year whether or not the audited consolidated financial statements should be included in the company’s annual report on Form 10-K.

4. Review and discuss with management and the independent auditor the company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

5. Review and discuss with management and the independent auditor the effect of any offbalance sheet transactions, arrangements, obligations (including contingent obligations) and any other relationships of the company with unconsolidated entities that may have a current or future material effect on the company’s financial statements.

6. Review and discuss with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company.

7. Review the asset/liability valuation methods used by management. Such review should include, but not be limited to, a review of reports concerning nonproducing assets and the adequacy of reserve balances.

8. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the company’s financial statements.

9. Review the company’s tax status, including the status of tax reserves and significant tax planning issues.

10. Review legal, regulatory and tax matters that may have a material impact on the financial statements, related compliance policies and programs and reports received from regulators and provide a summary to the board.

11. Discuss generally the types of information to be disclosed and the presentation to be made in earnings releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance (if any) given to analysts and rating agencies.

Oversight of the Relationship with the Independent Auditor

1. Appoint, retain, terminate and replace the independent auditor, subject, if applicable, to shareholder ratification. The independent auditor shall report directly to the committee.

2. Resolve disagreements between management and the independent auditor.

3. Approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditor.

4. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are approved by the committee prior to the completion of the audit.

5. Review annually a report by the independent auditor describing:

a. The firm’s internal quality-control procedures.

b. Any material issues raised by the most recent internal quality-control review or peer review of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues.

c. All relationships between the independent auditor and the company.

6. Review the external and internal audit scopes and plans and the coordination of internal and external audit efforts to ensure completeness, reduction of redundant efforts and the effective use of audit resources. Review any changes required in the planned scope of the internal audit plan.

2

7. Review and evaluate independent audit reports, including the matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

8. Review and evaluate the lead partner of the independent auditor team.

9. Ensure the regular rotation of the audit partners as required by law and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

10. Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and recommend that the board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

11. Review and discuss with the independent auditor:

a. Accounting adjustments that were identified or proposed by the independent auditor and were not implemented.

b. Any problems or difficulties the independent auditor encountered in the course of the audit work and management’s response thereto, including without limitation any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management.

c. The responsibilities, budget and staffing of the company’s internal audit.

d. Assurance from the independent auditor that section 10A(b) of the Exchange Act, which refers to “Required Response to Audit Discoveries,” has not been implicated.

e. Communications between the audit team and the firm’s national office relating to auditing or accounting issues presented by the engagement.

f. Any “management letter” or “internal control letter” issued or proposed to be issued by the independent auditor to the company and any other material written communications between the independent auditor and the management.

g. Internal audit compliance with the Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing (Standards).

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12. Taking into consideration the views of the internal auditor and management, annually review and evaluate the qualifications, performance and independence of the independent auditor and the senior members of the independent auditor team. The committee’s review and evaluation shall take into consideration, among other things, the rotation of the lead audit and reviewing partners, the disclosures of the independent auditor required by Independent Standards Board Standard No. 1, the adequacy of the auditor’s quality controls and whether the provision of non-audit services is compatible with maintaining the auditor’s independence. The committee shall report its conclusions to the board.

13. Periodically meet with the managing partner having responsibility for the company’s account and, in all cases, meet with the managing partner when such responsibility passes to another partner.

14. Set clear hiring policies for employees and former employees of the independent auditor. At a minimum, ensure compliance with the “cooling-off” period required by the rules and regulations of the Commission.

15. Discuss with the national office of the independent auditor issues on which they were consulted by the company’s audit team and matters of audit quality and consistency.

16. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Internal Audit Function

1. Review the independence of the internal audit department and the ability of the department to raise issues to the appropriate level of authority, including direct access to the chief executive officer.

2. Ensure that the internal audit function, in addition to its support of the chief financial officer and chief executive officer, is responsive to the needs of the committee and ultimately the board; direct access between the board and the committee and the director of internal audit must be preserved by the committee and recognized by management.

3. Review the responsibilities, organizational structure, budget and qualifications of the internal audit function. Discuss with the independent auditor and management, the internal audit department’s responsibilities, budget and staffing and any changes in the planned scope of the internal audit.

4. Review and approve any recommendation from management to reassign, appoint, replace or dismiss the director of internal audit.

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5. Review the significant reports to management prepared by the internal auditing department and management’s responses.

6. At least annually, review and assess the adequacy of the Internal Audit charter and recommend any proposed revisions to the board for approval.

Business Risks

1. Consider and review with management, the independent auditor and the director of internal audit the adequacy of internal controls, including computerized information system controls. Review any significant changes in the company’s internal controls or in other factors that could significantly affect these controls and any special audit steps adopted in light of control deficiencies.

2. Discuss with management the company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. Review and discuss with management, the director of internal audit and the independent auditor the company’s system of internal controls and policies relating to risk assessment and management.

3. Review, analyze and recommend for approval to the board, management’s policies and plans regarding:

a. Financial management, including but not limited to major acquisitions, investments and capital expenditures; and

b. Business risk management, including credit risks, control risks, asset/liability management risks (such as nonproducing assets), regulatory risks (such as tax exposure items), operations risks and management risks.

4. Review annually the adequacy and costs of the company’s risk management program.

5. Review with the company’s general counsel:

a. Any legal matter that could have a significant impact on the company’s financial statements or the company’s compliance policies.

b. The effectiveness of the company’s compliance program in detecting and preventing violations of law and the company’s code of conduct.

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6. Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or auditing matters.

7. Review the company’s code of ethics for senior officers.

8. Review disclosures made to the committee by the company’s CEO and CFO during their certification process for Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company’s internal controls.

9. At least annually, review and assess the adequacy of the charter of the Disclosure Committee and recommend proposed revisions to the CEO and CFO.

Corporate Financial Status and Performance

1. Review management’s financial plans, projections and forecasts and report (with appropriate recommendations) to the board.

2. Review and evaluate corporate financial performance on a periodic basis and ensure that management provides appropriately definitive quarterly summaries to the board.

3. Review proposed operating and capital budgets, and propose such approval actions as are appropriate to the board.

4. At least semi-annually review the company’s balance sheet and report findings to the board.

5. Approve the planned issuance of debt and equity and the repurchase of company equity.

6. Review and approve adequacy and significant changes in the company’s bank credit agreement and report such findings and actions to the full board.

7. Review plans to acquire or dispose of assets that in aggregate exceed $5,000,000 in any fiscal year or any individual assets that exceed $3,000,000.

Finance and Audit Committee Performance

1. At least annually, review and assess the adequacy of the committee’s charter and recommend any proposed revisions to the board for approval.

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2. Periodically, but no less frequently than annually, review and update the working  Addendum, and ensure it is used during the year.

3. At least biennially, perform a self-assessment of committee performance.

4. Perform any other activities consistent with this charter, the company’s by-laws and certificate of incorporation as the committee or the board deems necessary or appropriate.

SEC Reports

1. Review the financial report required by the rules of the Commission to be included in the company’s annual proxy statement.

2. Review the periodic filings required under the rules of the Commission with management and the independent auditor prior to filing.

3. Review with management and the independent auditor any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the company’s financial statements or accounting policies.

4. Review and discuss with management and the independent auditor any pro forma information proposed to be included in the company’s financial statements or any other public disclosure.

5. Obtain reports from management, the Director of Internal Audit and the independent auditor that the company and its subsidiary/affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the board with respect to the company’s policies and procedures regarding compliance with applicable laws and regulations.

DURATION

The committee shall continue in existence on a permanent basis until dissolved by the board.

CHAIR

The chair and the vice chair of the committee shall be appointed by the board with due consideration given to nominee(s) presented by the Executive Committee.

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MEMBERSHIP AND ORGANIZATION

The committee shall consist of at least three members. Each member shall meet the independence, experience and financial literacy requirements of applicable rules and regulations, including, without limitation, the listing standards of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the Commission, as such are amended from time to time. In addition, at least one member shall qualify as a “financial expert” as that term is defined by rules and regulations of the Commission. Members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the committee shall be appointed by the board governance committee, subject to approval by the board, at its next meeting following the annual meeting of shareholders and shall serve until the first meeting of the board following the annual meeting of shareholders and until their successors are elected or until their earlier death, resignation or removal, with or without cause, in the discretion of the board. Unless a chair is appointed by the board, the members of the committee shall elect a chair by majority vote of the full committee membership.

The committee may form and delegate authority to a subcommittee or subcommittees, when appropriate, including the authority to preapprove the retention of the independent auditor for performance of audit and non-audit services not prohibited under Section 10A(g) of the Exchange Act and not subject to the de minimis exception under Section 10A(i)(1)(B) of such Act, provided that the terms of the engagement and fee for such services shall be presented to the full committee at the next scheduled meeting following the preapproval.

The committee shall promptly inform the board of the actions taken or issues discussed at its meetings. This will generally take place at the board meeting following a committee meeting.

MEETINGS

The committee shall meet at such times and shall conduct such business as is more specifically described in the working addendum. The committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The chief financial officer will coordinate meetings between the committee and the independent auditor and director of internal audit. However, the committee and each member of the committee has the right to contact the independent auditor or the director of internal audit directly. The independent auditor(s) and the director of internal audit and other members of the internal audit team have the right to contact the committee or any member of the committee directly.  Agendas and advance materials will be provided to the committee members in advance of meetings. Special meetings may be held as called by the chair of the committee; the chair shall honor the request of any committee member to call a special meeting.

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Meetings are to be attended by members of the committee, the appointed recorder, the chief financial officer and any guest whose attendance is approved in advance by the chair. The chief financial officer will be the primary point of contact and provide administrative support to the committee.

Three members shall constitute a quorum. If a quorum is present, a majority of the members present shall decide any questions brought before the committee. Any member of the committee may call a meeting of the committee upon due notice to each other member at least forty-eight hours prior to the meeting.

MINUTES & REPORTS

The board chair in collaboration with the chair of the committee shall designate a person to record the proceedings of the committee’s meetings and to distribute such record as directed by the chair. The records of the committee meetings shall be confidential, but shall be distributed to all board members and retained as directed by the board chair for a period of at least ten years.

The chair may authorize the creation and distribution of reports or position papers as appropriate.

EFFECTIVE DATE

This charter was reviewed by the committee and approved by the board on February 26, 2004, in order to govern the subsequent operation of the committee.

Note: While the committee has the responsibilities and powers set forth in this charter, it is not the duty of the committee to plan or conduct audits or to determine that the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations and the company’s Policy Guide on Standards of Conduct and Ethics and the Supplemental Standards of Conduct and Ethics. It is management’s responsibility to ensure that appropriate reports are made to the board.

.

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ANNEX B

LUBY'S INCENTIVE STOCK PLAN
Amended and Restated as of December 6, 2005

1. Objectives. The Luby’s Incentive Stock Plan (the “Plan”) is designed to benefit the shareholders of the Company by encouraging and rewarding high levels of performance by individuals who are key to the success of the Company by increasing the proprietary interest of such individuals in the Company's growth and success. To accomplish these objectives, the Plan authorizes incentive Awards through grants of stock options, restricted stock, and performance shares to those individuals whose judgment, initiative, and efforts are responsible for the success of the Company.

2. Definitions.

"Award" means any award described in Section 5 of the Plan.

"Award Agreement" means an agreement entered into between the Company and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

“Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

“Committee" means the Executive Compensation Committee of the Board or other committee designated by the Board to administer the Plan. The Committee shall be constituted to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule.

"Common Stock" means the common stock of the Company (par value $.32 per share) and shall include both treasury shares and authorized but unissued shares.

“Company” means Luby’s, Inc., a Delaware corporation.

"Effective Date" means December 6, 2005.

"Fair Market Value" means the closing price of the Common Stock as reported by the composite tape of New York Stock Exchange issues (or such other reporting system as shall be selected by the Committee) on the relevant date, or if no sale of Common Stock is reported for such date, the next following day for which there is a reported sale.

“Participant" means an individual who has been granted an Award pursuant to the Plan.

"1989 Plan" means the Management Incentive Stock Plan of the Company, which was adopted in 1989.

“Plan” means this Luby's Incentive Stock Plan, Amended and Restated as of December 6, 2005.

3. Eligibility. All employees of any of the following entities are eligible to receive Awards under the Plan: (i) the Company, (ii) any corporation or other entity that has elected to be taxed as a corporation for federal income tax purposes (collectively “Entities”), other than the Company, in an unbroken chain of Entities beginning with the Company if each of the Entities other than the last Entity in the unbroken chain owns stock or interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or interests in one of the other Entities in such chain, (iii) partnerships and any other business entities in which the Company, directly or indirectly, owns more than fifty percent (50%) of the capital and profit interests. With regard to the issuance of incentive stock options, all employees of any of the entities described in (i) and (ii) are eligible to receive Awards under the Plan.

4. Common Stock Available for Awards. Subject to the adjustment provisions of Section 10, the number of shares of Common Stock that may be issued for Awards granted under the Plan is equal to the sum of: (a) 2,100,000 shares; (b) any shares of Common Stock that were authorized to be awarded under the 1989 Plan but were not awarded under the 1989 Plan; and (c) any shares of Common Stock represented by awards granted under the 1989 Plan which have been or will be forfeited, expire, or canceled without delivery of Common Stock, or which have resulted or will result in the forfeiture of Common Stock back to the Company. Notwithstanding the foregoing, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is 2,600,000. Any of the authorized shares may be used for any of the types of Awards described in the Plan. No Participant may receive, under the Plan, stock options for more than 100,000 shares in any one year, except that stock options may be granted to a newly hired employee for not more than 200,000 shares in the first year of employment. Shares of Common stock related to Awards which (i) are forfeited, (ii) expire unexercised, (iii) are settled in such manner that all or some of the shares covered by an Award are not issued to a Participant, (iv) are exchanged for Awards that do not involve Common Stock, or (v) are tendered by a Participant upon exercise of a stock option in payment of all or a portion of the option price shall be added back to the pool and shall immediately become available for Awards.

5. Awards. The Committee shall select the persons who are to receive Awards and shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award. Awards may be granted singly, in combination, or in tandem. Awards may include but are not limited to the following:

(a) Nonqualified Stock Options. A nonqualified stock option is a right to purchase a specified number of shares of Common Stock at a fixed option price equal to the Fair Market Value of the Common Stock on the date the Award is granted, during a specified time, not to exceed ten years, as the Committee may determine. The option price shall be payable:

(i) in U.S. dollars by personal check, bank draft, or by money order payable to the order of the Company or by money transfer or direct account debit; or

(ii) if the Committee so determines, through the delivery of shares of Common Stock of the Company with a Fair Market Value equal to all or a portion of the option price for the total number of options being exercised; or

(iii) by a combination of the methods described in subsections (i) and (ii) next above.

(b) Incentive Stock Options. An incentive stock option (“ISO”) is an Award which, in addition to being subject to applicable terms, conditions, and limitations established by the Committee, complies with Section 422 of the Code. Among other limitations, Section 422 of the Code currently provides (i) that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, (ii) that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant, and (iii) that ISOs shall be exercisable for a period of not more than ten years. The Committee may provide that the option price under an ISO can be paid by one or more of the methods described in subsection (a) next above.

(c) Restricted Stock. Restricted Stock is Common Stock of the Company that is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine, for a required period of continued employment of not less than three years as set by the Committee at the time of Award. Restricted Stock Awards shall require no payments of consideration by the Participant, either on the date of grant or the date the restriction(s) are removed, unless specifically required by the terms of the Award Agreement.

(d) Performance Shares. A Performance Share is Common Stock of the Company, or a unit valued by reference to Common Stock, that is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. The elimination of restrictions on a Performance Share and the number of shares ultimately earned by a Participant shall be contingent upon achievement of one or more performance targets specified by the Committee. Performance Shares may be paid in Common Stock, cash, or a combination thereof. The Committee shall establish minimum performance targets with respect to each Performance Share. Performance targets may be based on financial criteria consisting of (i) revenue growth, (ii) diluted earnings per share, (iii) net operating profit after taxes, (iv) cash flow, (v) economic value added, or (vi) a combination of such criteria. No Participant may receive, under the Plan, a Performance Share Award for any award cycle in excess of 25,000 performance units or 25,000 shares of Common Stock.

6. Certain Changes. Except as may be permitted under the provisions of Section 10 or Section 11, no stock option issued pursuant to the Plan may be (i) canceled by the Company or (ii) amended so as to reduce the option price, unless such cancellation or amendment is approved by the shareholders of the Company.

7. Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement consistent with the provisions of the Plan setting forth the terms and conditions applicable to the Award. Award Agreements shall include:

(a) Nonassignability. With respect to nonqualified stock options, incentive stock options and Performance Shares, a provision that no Award shall be assignable or transferable except by will or by the laws of descent and distribution and that during the lifetime of a Participant, the Award shall be exercised only by such Participant.

(b) Termination of Employment. Provisions governing the disposition of an Award in the event of the retirement, disability, death, or other termination of a Participant's employment or relationship to the Company or any affiliate of the Company.

(c) Rights as a Shareholder. A provision that a Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date the Participant or his nominee becomes the holder of record. Except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to such date, unless the Award Agreement specifically requires such adjustment.

(d) Withholding. A provision requiring the withholding of all taxes required by law from all amounts paid in cash. In the case of payments of Awards in shares of Common Stock, the Participant may be required to pay the amount of any taxes required to be withheld prior to receipt of such shares. A Participant must in all instances pay the required withholding taxes in cash. The withholding of shares to pay taxes shall not be permitted.

(e) Other Provisions. Such other terms and conditions, including the criteria for determining vesting of Awards and the amount or value of Awards, as the Committee determines to be necessary or appropriate. Without limiting the generality of the foregoing, any stock option granted under the Plan may provide, if the Committee so determines, that upon the occurrence of a “change of control” (as defined in Section 11) the option shall immediately become exercisable and shall remain exercisable for a period of one year after termination of the optionee’s employment but not later than the expiration date of the option.

8. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to grant waivers of Award restrictions, and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. All questions of interpretation and administration with respect to the Plan and Award Agreements shall be determined by the Committee, and its determination shall be final and conclusive. The Committee may delegate to the Chief Executive Officer of the Company its administrative functions and authority to grant Awards under the Plan pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

9. Amendment, Modification, Suspension, or Discontinuance of the Plan. The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding (i) to increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 9 of the Plan), (ii) to decrease the option price, (iii) to materially modify the requirements as to eligibility for participation in the Plan, (iv) to withdraw administration of the Plan from the Committee, or (v) to extend the period during which Awards may be granted.

10. Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally (a) the number of shares of Common Stock (i) reserved under the Plan, (ii) for which Awards may be granted to an individual Participant, and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, may be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. The issuance of new stock options for previously issued stock options or the assumption of previously issued stock options in connection with a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation shall not reduce the number of shares of Common stock available for Awards under the Plan.

11. Change of Control. (a) In the event of a change of control of the Company, or if the Board reaches agreement to merge or consolidate with another corporation and the Company is not the surviving corporation or if all, or substantially all, of the assets of the Company are sold, or if the Company shall make a distribution to shareholders that is nontaxable under the Code, or if the Company shall dissolve or liquidate (a "Restructuring Event"), then the Committee may, in its discretion, recommend that the Board take any of the following actions as a result of, or in anticipation of, any such Restructuring Event to assure fair and equitable treatment of Participants:

(i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to the Plan;

(ii) offer to purchase any outstanding Award made pursuant to the Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Restructuring Event; and

(iii) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Restructuring Event.

(b) Any such action by the Board shall be conclusive and binding on the Company and all Participants. Notwithstanding the foregoing, the Committee shall retain full authority to take, in its discretion, any of the foregoing actions with respect to Awards held by Participants who are directors, and the Board shall have no authority to act in any such matter.

(c) For purposes of this Section, "change of control" shall mean (i) the acquisition by any person of voting shares of the Company, not acquired directly from the Company, if, as a result of the acquisition, such person, or any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 of which such person is a part, owns at least 20% of the outstanding voting shares of the Company; or (ii) a change in the composition of the Board such that within any period of two consecutive years, persons who (a) at the beginning of such period constitute the Board or (b) become directors after the beginning of such period and whose election or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the persons who were either directors at the beginning of such period or whose subsequent election or nomination was previously approved in accordance with this clause (b), cease to constitute at least a majority of the Board; or (iii) a merger, consolidation, reorganization, or similar restructuring involving the Company is consummated and, as a result, the shareholders of the Company immediately prior to such event own less than 50% of the voting shares of the surviving entity outstanding immediately after such event.

12. Unfunded Plan. Insofar as it provides for Awards of cash and Common Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company or the Board or the Committee be deemed to be a trustee of any cash, Common Stock, or rights thereto to be granted under the Plan. Any liability of the Company or any of its affiliates to any Participant with respect to a grant of cash, Common Stock, or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company or any of its affiliates shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

13. Right of Discharge Reserved. Nothing in the Plan or in any Award shall confer upon any employee or other individual the right to continue in the employment or service of the Company or any affiliate of the Company or affect any right the Company or any affiliate of the Company may have to terminate the employment or service of any such employee or other individual at any time for any reason.

14. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed for the Company or an affiliate of the Company. Any gain realized pursuant to such Awards constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Company or any affiliate of the Company.

15. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief human resources officer or to the Chief Executive Officer of the Company in writing and shall become effective when it is received by the office of either of them.

16. Governing Law. The Plan shall be governed by, construed and enforced in accordance with the laws of the State of Texas without regard to the conflicts of law provisions in any jurisdiction.

17. Effective and Termination Dates. The Plan originally became effective on January 1, 1999, and was approved by the shareholders of the Company at the 1999 annual meeting of shareholders. The Plan as amended and restated shall become effective on December 6, 2005, subject to approval of the shareholders of the Company at the 2006 annual meeting of shareholders. If the Plan is approved by the shareholders at the 2006 annual meeting, the Plan shall terminate on December 5, 2015, unless sooner terminated by the Board, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

ANNEX C

TAX CONSEQUENCES OF PLAN
  Tax Consequences of Plan

Status of Options. The federal income tax consequences both to the participant and the Company of options granted under the Amended Plan differ depending on whether an option is an incentive stock option or a nonqualified stock option.

Nonqualified Stock Options. No federal income tax is imposed on the participant upon the grant of a nonqualified stock option. Generally, upon the exercise of a nonqualified stock option, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon a participant's exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the participant.

Incentive Stock Options. No federal income tax is imposed on the participant upon the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the participant's alternative minimum tax liability, if any. If the participant does not dispose of shares acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares were transferred to him, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If a participant disposes of shares acquired pursuant to his exercise of an incentive stock option prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the participant would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the participant.

Restricted Stock. No federal income tax is imposed on a participant at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, a participant receiving restricted stock can elect to include the excess of the fair market value of the restricted stock over the amount (if any) paid for such stock in income at the time of grant by making an appropriate election under Section 83(b) of the Code within 30 days after the restricted stock is issued to the participant. Subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the participant disposes of the stock. However, if a participant files such an election and the restricted stock is subsequently forfeited, the participant is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the participant recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Performance Shares. Generally, a holder of a performance share will not recognize income when the award is granted, unless the performance share vests immediately and has no substantial restrictions or limitations. If the performance share vests only upon the satisfaction of certain performance criteria, a holder will recognize ordinary income only when such award vests and any restrictions regarding forfeiture are removed. The Company will generally be allowed to deduct from its taxes the amount of ordinary income a participant must recognize.

  Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any calendar year. Compensation that qualifies as "performance based compensation" (as defined for purposes of Section 162(m)) is excluded from the $1 million limitation, and therefore remains fully deductible by the company that pays it. Assuming the Amended Plan is approved by the shareholders of the Company, the Company believes that options granted with an exercise price at least equal to 100% of the fair market value of the underlying common stock at the date of grant will qualify as "performance based compensation," although other awards under the Amended Plan may not so qualify.